                                                             EXHIBIT 99.(A)(22)


SALOMON BROTHERS INC

                                                           -----------------
                                                              SALOMON BROTHERS
                                                              -----------------

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      OF
                              CIRCON CORPORATION
                                      AT
                               $17 NET PER SHARE
                                      BY
                             USS ACQUISITION CORP.

                         A WHOLLY OWNED SUBSIDIARY OF
                      UNITED STATES SURGICAL CORPORATION

-------------------------------------------------------------------------------

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M.,

              NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 13, 1997,
                         UNLESS THE OFFER IS EXTENDED.

-------------------------------------------------------------------------------

                                                              December 18, 1996

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We have been engaged by USS Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of United States Surgical Corporation, a Delaware corporation ("Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares") of Circon Corporation, a Delaware corporation (the "Company"), including (unless and until the Purchaser declares that the Rights Condition (as defined in the Supplement dated December 18, 1996 (the "Supplement")) is satisfied) the associated preferred share purchase rights (the "Rights") issued pursuant to the Preferred Shares Rights Agreement, dated as of August 14, 1996, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), at a price of $17 per Share and associated Right, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 2, 1996 (the "Offer to Purchase"), as amended and supplemented by the Supplement, and in the revised Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith. Unless the context requires otherwise, all references to Shares herein shall include the Rights, and all references to the Rights shall include all benefits that may inure to shareholders of the Company or to the holders of the Rights pursuant to the Rights Agreement.

  If the Purchaser declares that the Rights Condition (as defined in the Supplement) is satisfied, the Purchaser will not require delivery of the Rights. Unless and until the Purchaser declares that the Rights Condition is satisfied, holders of Shares will be required to tender one Right for each Share tendered in order to effect a valid tender of such Shares. If Right Certificates (as defined in the Supplement) have been distributed to holders of Shares prior to the date of tender pursuant to the Offer, Right Certificates representing a number of Rights equal to the number of Shares being tendered must be delivered to the Depositary in order for such Shares to be validly tendered. If Right

Certificates have not been distributed prior to the time Shares are tendered pursuant to the Offer, a tender of Shares without Rights constitutes an agreement by the tendering shareholder to deliver Right Certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within three Nasdaq National Market trading days after the date Right Certificates are distributed. The Purchaser reserves the right to require that the Depositary receive such Right Certificates prior to accepting Shares for payment. Payment for Shares tendered and purchased pursuant to the Offer will be made only after timely receipt by the Depositary of, among other things, Right Certificates, if such certificates have been distributed to holders of Shares. The Purchaser will not pay any additional consideration for the Rights tendered pursuant to the Offer.

  Holders of Shares and Rights whose certificates evidencing Shares and, if applicable, Right Certificates, are not immediately available (including if Right Certificates have not yet been distributed) or who cannot deliver confirmation of the book-entry transfer of their Shares and, if applicable, Rights into the Depositary's account at a Book-Entry Transfer Facility ("Book-Entry Confirmation") and all other documents required hereby to the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Supplement) must tender their Shares and Rights according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase, as supplemented by
Section 2 of the Supplement. See Instruction 2 of the revised Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the Depositary.

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE SUPPLEMENT) THAT NUMBER OF SHARES WHICH, WHEN ADDED TO THE SHARES BENEFICIALLY OWNED BY THE PURCHASER AND ITS AFFILIATES, WOULD REPRESENT 67% OF THE OUTSTANDING SHARES ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE, (II) THE ACQUISITION OF SHARES PURSUANT TO THE OFFER AND THE PROPOSED MERGER HAVING BEEN APPROVED PURSUANT TO SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW ("SECTION 203") OR THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROVISIONS OF SECTION 203 ARE OTHERWISE INAPPLICABLE TO THE ACQUISITION OF SHARES PURSUANT TO THE OFFER AND THE PROPOSED MERGER AND (III) THE PURCHASER BEING SATISFIED THAT THE RIGHTS HAVE BEEN REDEEMED BY THE COMPANY OR THE RIGHTS ARE UNENFORCEABLE OR OTHERWISE INAPPLICABLE TO THE OFFER AND THE PROPOSED MERGER. SEE SECTION 8 OF THE SUPPLEMENT. THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING.

  Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

  For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

    1. The Supplement, dated December 18, 1996;

    2. A revised Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares and/or Rights;

    3. A revised Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares and/or Rights are not immediately available (including if certificates for Rights have not yet been distributed) or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Supplement) or the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A revised letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

    5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. A return envelope addressed to the Depositary.

  In order to take advantage of the Offer, a duly executed and properly completed revised Letter of Transmittal and any other required documents should be sent to the Depositary and certificates representing the tendered Shares and, if applicable, Rights should be delivered, or such Shares and, if applicable, Rights should be tendered by book-entry transfer, all in accordance with the instructions set forth in the revised Letter of Transmittal, the Offer to Purchase and the Supplement. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will purchase, by accepting for payment, and will pay for the Shares (and, if applicable, the Rights) validly tendered and not withdrawn prior to the Expiration Date promptly after the Expiration Date. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares (and, if applicable, Rights) as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares and Rights for payment pursuant to the Offer. In all cases, payment for Shares and Rights purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates or timely confirmation of a book-entry transfer of such Shares and, if applicable, the associated Rights, if such procedure is available, into the Depositary's account at The Depository Trust Company or the Philadelphia Depositary Trust Company pursuant to the procedures set forth in Section 2 of the Offer to Purchase and Section 2 of the Supplement, (ii) the revised Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and
(iii) any other documents required by the revised Letter of Transmittal.

  The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager, the Information Agent and the Depositary as described in Section 16 of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

  The Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares and Rights, except as otherwise provided in Instruction 6 of the revised Letter of Transmittal.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 13, 1997, UNLESS THE OFFER IS EXTENDED.

  In order to take advantage of the Offer, a duly executed and properly completed revised Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates evidencing the tendered Shares and, if applicable, Rights should be delivered or such Shares and, if applicable, Rights should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the revised Letter of Transmittal, the Offer to Purchase and the Supplement.

  If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 of the Offer to Purchase and
Section 2 of the Supplement.

  Any inquiries you may have with respect to the Offer should be addressed to Salomon Brothers Inc, the Dealer Manager, or Kissel-Blake Inc., the Information Agent, at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase and the Supplement.

  Additional copies of the enclosed materials and the Offer to Purchase may be obtained by calling Kissel-Blake Inc., the Information Agent, collect at (212) 344-6733 or toll-free at (800) 554-7733, from the undersigned, Salomon Brothers Inc, telephone (212) 783-7292, or from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,

                                          SALOMON BROTHERS INC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, THE PURCHASER, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.